Report of Independent Accountants

To the Trustees of 1st Source
Monogram Funds:

In planning and performing our
audits of the financial statements
of 1st Source Monogram Funds for
the year ended March 31, 1999,
we considered its internal control,
including controls over safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and
to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of 1st Source Monogram
Funds is responsible for establishing
and maintaining internal control.
In fulfilling this responsibility,
estimates and judgements by management
are required to assess the expected
benefits and related costs of controls.
Generally, controls that are relevant
to an audit pertain to the entity's
objective of preparing financial
statements for external purposes that
are fairly presented in conformity with
generally accepted accounting principles.
Those controls include the safeguarding
of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in
internal control, errors or irregularities may occur and may not be detected.
Also, projection of any evaluation of
internal control to future periods is
subject to the risk that it may become
inadequate because of changes in
conditions or that the effectiveness
of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute
of Certified Public Accountants.  A
material weakness is a condition in
which the design or operation of any
specific internal control component
does not reduce to a relatively low
level the risk that errors or
irregularities in amounts that would
be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control, including controls
over safeguarding securities, that we
consider to be material weaknesses as
defined above as of March 31, 1999.

This report is intended solely for the
information and use of management and
the Trustees of 1st Source Monogram
Funds and the Securities and Exchange
Commission.



PricewaterhouseCoopers LLP


Columbus, Ohio
May 14, 1999